UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2016 (May 17, 2016)

Towerstream Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33449	20-8259086
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

88 Silva Lane Middletown, RI	02842
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 848-5848

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 19, 2016, the Board of Directors of Towerstream Corporation (the “Company”) approved a one for seven reverse split (the “Reverse Split”) of the Company’s common stock (the “Common Stock”) and provided required notification to the Nasdaq Stock Market LLC (“NASDAQ”).  The Reverse Split is subject to approval by NASDAQ, and upon approval a record date will be set prior to filing a certificate of amendment to the Company’s certificate of Incorporation with the Secretary of State in Delaware.  It is not expected that this action will be accomplished prior to June 3, 2016.  The purpose of the Reverse Split is to seek to regain compliance with the minimum price rule required by NASDAQ. As previously disclosed in a current report on Form 8-K filed on November 27, 2015, on November 24, 2015 the Company received a letter from the Listing Qualifications Staff (the “Staff”) of NASDAQ indicating that, based upon the closing bid price of the Common Stock for the 30 consecutive business days prior receipt of the letter, the Common Stock no longer met the requirement to maintain a minimum closing bid price of $1.00 per share, as set forth in NASDAQ Listing Rule 5550(a)(2).  There can be no assurance that the Reverse Split will be sufficient for the Company to regain compliance with the listing requirement to maintain its listing on NASDAQ, nor that other listing rule deficiencies now or in the future will permit the Common Stock to continue to be listed on NASDAQ.

On May 17, 2016, the Company received a letter from the Staff notifying the Company that the stockholders’ equity as reported in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2016 was below the minimum stockholders’ equity of $2,500,000 required for continued listing on the NASDAQ Capital Market as set forth in NASDAQ listing rule 5550(b)(1) (the “Stockholders’ Equity Rule”).

The Company has been provided 45 calendar days, or until July 1, 2016, to submit a plan (the “Plan”) to regain compliance with the Stockholders’ Equity Rule. If the Plan is accepted, the Staff may grant an extension of up to 180 calendar days from the date of the notification letter (the “Maximum Extension”) to evidence compliance with the Stockholders’ Equity Rule.

While the Company is exercising diligent efforts to maintain the listing of its common stock on NASDAQ, and intends to timely provide NASDAQ with its Plan to regain compliance with the Stockholders’ Equity Rule, there can be no assurance that the Staff will accept the Plan or that if the Plan is accepted, the Maximum Extension will be granted or that the Company will be able to regain compliance with the Rule.

In the event the Plan is not accepted or the Company fails to demonstrate compliance during the extension period, the Company expects the Staff to provide written notification to the Company that its securities will be delisted from the NASDAQ Capital Market (a “Delisting Notice”). If the Company receives a Delisting Notice, the Company may appeal the Staff’s determination to delist its securities to a Hearings Panel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWERSTREAM CORPORATION

Dated: May 23, 2016	By:	/s/ Philip Urso
Philip Urso
Interim Chief Executive Officer